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                                                                      EXHIBIT 23


                         ACCOUNTANTS' CONSENT AND REPORT
                            ON CONSOLIDATED SCHEDULE



To the Board of Directors and Stockholders
Allergan, Inc.:

        Under date of January 29, 2001, we reported on the consolidated balance sheets of Allergan, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, included in Exhibit A to the Allergan, Inc. Notice of Annual Meeting and Proxy Statement. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for the year ended December 31, 2000. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as listed in the index of exhibits to the annual report on Form 10-K for the fiscal year ended December 31, 2000. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth herein.

        We consent to the incorporation by reference of our report dated January 29, 2001, in the Company's Registration Statements on Form S-8 (Nos. 33-29527, 33-29528, 33-44770, 33-48908, 33-66874, 333-09091, 333-04859, 333-25891,
333-43580, 333-43584, 333-64559, 333-70407, 333-94155 and 333-94157) and
Registration Statements on Form S-3 (Nos. 33-55061, 33-69746 and 333-50524).



/s/ KPMG LLP

Costa Mesa, California
March 21, 2001